                            ADMINISTRATION AGREEMENT

         AGREEMENT made as of 15th day of August, 2003 by and among each of the entities listed on Appendix A hereto, as such Appendix A may be amended in writing by the parties from time to time (each a "Fund" and collectively, the
"Funds"), and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the
"Bank").

         WHEREAS, each Fund desires to retain the Bank to render certain administrative services to such Fund and the Bank is willing to render such services in accordance with the terms hereof;

         NOW, THEREFORE, in consideration of the mutual covenants herein set forth, it is agreed between the parties hereto as follows:

         1. Appointment. Each Fund hereby appoints the Bank to act as
Administrator of the Fund on the terms set forth in this Agreement. The Bank accepts such appointment and agrees to render the services herein set forth for fees that shall be agreed to from time to time in a signed writing between the parties that is incorporated herein by this reference.

         2. Delivery of Documents. Each Fund has furnished the Bank with, and the Bank acknowledges receipt of, copies properly certified or authenticated of each of the following, as applicable:

                  (a) Resolutions of the Fund's board of directors ("Board")
authorizing the appointment of the Bank to provide certain administrative services to the Fund and approving this Agreement;

                  (b) The Fund's incorporating documents and all amendments
thereto (the "Articles");

                  (c) The Fund's by-laws and all amendments thereto (the
"By-Laws");

                  (d) The Fund's agreements with all service providers, which include any investment advisory agreements, sub-investment advisory agreements, operations monitoring agreements, custody agreements, distribution agreements and transfer agency agreements (collectively, the "Agreements");

                  (e) The Fund's most recent prospectus or offering documents
(the "Prospectus"); and any Registration Statement on Form N-1A (the
"Registration Statement") filed under the Securities Act of 1933 and under the
Investment Company Act of 1940 (the "1940 Act") and all amendments thereto; and

                  (f) Such other certificates, documents or opinions as may
mutually be deemed necessary or appropriate for the Bank in the proper performance of its duties hereunder.

                  Each Fund will promptly furnish the Bank with copies of all amendments of or supplements to the foregoing. Furthermore, each Fund will use its best efforts to notify the Bank as soon as possible of any matter which may materially affect the performance by the Bank of its services under this
Agreement.

         3. Duties of Administrator. Subject to the supervision and direction of the Board or the Manager, the Bank, as Administrator, will perform the services described in Appendix B hereto. The Bank may, from time to time, perform additional duties and functions which shall be set forth in an amendment to such
Appendix B executed by the parties hereto.

         In performing all services under this Agreement, the Bank shall act in conformity with a Fund's formation documents and the Prospectus, as the same may be amended from time to time. Notwithstanding any item discussed herein, the
Bank has no discretion over a Fund's choice of investments and will have no liability for the Fund's choice of investments.

         4. Duties of the Funds.

         (a) Each Fund upon reasonable notice from the Bank requesting a determination with respect to any trade, is solely responsible to inform the
Bank whether such sale of Fund shares are exempt transactions that do not require any blue sky registration or filings. Each Fund shall cooperate with the
Bank in its reasonable requests for assistance and information required in accomplishing the duties described in this Agreement.

         (b) With the consent of an officer of a Fund (which consent shall not be unreasonably withheld), such Fund shall make its legal counsel available to the Bank for instruction with respect to any matter of law arising in connection with the Bank's duties hereunder, and the Fund acknowledges that the Bank shall be entitled to rely in good faith on such instruction without unreasonable further investigation on the part of the Bank.

         5. Fees and Expenses of the Bank. For the services rendered by the Bank hereunder, the Funds will pay to the Bank such fees that shall be agreed to from time to time in a signed writing between the parties that is incorporated herein by this reference. The Funds will also pay or reimburse the Bank from time to time for all necessary proper disbursements, expenses and charges made or incurred by the Bank in the performance of this Agreement (including any duties listed on any Schedule hereto, if any) including any indemnities for any loss, liabilities or expense to the Bank as provided herein. The Bank will also be entitled to reimbursement by the Funds for all reasonable expenses incurred in conjunction with termination of this Agreement and any conversion or transfer work done in connection therewith.

         Fees and expenses will be calculated monthly. Fees and expenses owed to the Bank for any month may be charged against any cash balance held by a Fund per the payment date listed in Appendix C hereto, as such Appendix C may be amended by the parties from time to time. Fees charged to an account may result in an overdraft that will be subject to normal interest charges. A Fund will have thirty (30) days after the receipt of an invoice to dispute any charge that appears on such invoice. After such thirty (30) day period, the undisputed invoice will be deemed to be complete and accurate; provided, however, that each
Fund retains the right to dispute any invoice previously deemed to be complete and accurate if subsequently arising information indicates that such invoice or any charge thereon may be inaccurate or improperly or fraudulently claimed or paid. Any disputed invoice will be deemed to be complete and accurate only upon satisfactory resolution of the dispute thereto; provided, however, that each
Fund retains the right to dispute further any previously disputed invoice deemed by resolution to be complete and accurate if subsequently arising information indicates that such invoice or any charge thereon may be inaccurate or improperly or fraudulently claimed or paid.

         6.  Miscellaneous.

                  (a) Any notice or other instrument authorized or required by this Agreement to be given in writing to a Fund or the Bank shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

                  To the Fund:

                                c/o Fischer Francis Trees & Watts, Inc.
                                200 Park Avenue, 46th Floor
                                New York, NY 10166
                                Attn: Stephen P. Casper, Chief Executive Officer

                                       2

                  To the Bank:

                                Investors Bank & Trust Company
                                200 Clarendon Street, P.O. Box 9130
                                Boston, MA 02117-9130
                                Attention: Carol Lowd, Senior Director
                                With a copy to: John E. Henry, General Counsel

                  (b) This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable without the written consent of the other party.

                  (c) This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflict of laws provisions.

                  (d) This Agreement may be executed in any number of
counterparts each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

                  (e) The captions of this Agreement are included for
convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         7. Confidentiality. The parties hereto agree than any non-public information obtained hereunder concerning another party is confidential and may not be disclosed without the consent of the other party, except as may be required by applicable law or at the request of a governmental agency or self-regulatory organization. The parties further agree that a breach of this provision would irreparably damage a party and accordingly agree that each of them is entitled, in addition to all other remedies at law or in equity, to an injunction or injunctions without bond or other security to prevent breaches of this provision. In addition, the parties further agree that any Nonpublic
Personal Information, as defined under Section 248.3(t) of Regulation S-P
("Regulation S-P"), promulgated under the Gramm-Leach-Bliley Act (the "Act"), disclosed by a party hereunder is for the specific purpose of permitting the other party to perform the services set forth in this Agreement. Each party agrees that, with respect to such information, it will comply with Regulation
S-P and the Act and that it will not disclose any Nonpublic Personal Information received in connection with this Agreement, to any other party, except as necessary to carry out the services set forth in this Agreement or as otherwise permitted by Regulation S-P or the Act. The obligations of this provision shall survive termination of this Agreement.

         8. Use of Name. No Fund shall use the name of the Bank or any of its affiliates in any prospectus, sales literature or other material relating to the
Fund in a manner not approved by the Bank prior thereto in writing; provided however, that the approval of the Bank shall not be required for any use of its name which merely refers in accurate and factual terms to its appointment hereunder or which is required by the Securities and Exchange Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority; provided, further, that in no event shall such approval be unreasonably withheld or delayed.

         9. Cooperation with Consultants. The Bank agrees to cooperate fully with any consultants or vendor management companies engaged by the Funds. Upon written request by the Funds, the Bank agrees to provide such consultants or vendor management companies information concerning the Funds and any information concerning the Bank's servicing of the Funds as is generally provided to the
Bank's clients. For avoidance of doubt, the parties acknowledge that the Funds have engaged EOS Fund Services LLC to act as their Operations Monitoring Agent and that this cooperation agreement applies to all contacts and activities between the Bank and EOS Fund Services LLC until the Bank may be otherwise notified by the Funds in writing.

                                        3

         10. Cayman Cross Liability.

         (a) In consideration of FFTW Diversified Alpha Fund Ltd. (the "Fund"),
Diversified Alpha Fund Class A Ltd., Diversified Alpha Fund Class Z Ltd. or
Diversified Alpha Fund Class M Ltd. (collectively referred to as the "DAF Fund
Classes") to the extent such DAF Fund Classes are covered by this Agreement, engaging in business with the Bank, subject to the provisions of the last paragraph of this Section, the Bank hereby agrees that, notwithstanding the terms of any provisions of this Agreement and any other agreements between the
Fund and the Bank (the "Other Agreements"), or any rights which the Bank may otherwise have at law or in equity in relation thereto, that in the event that the Bank suffers any liability, loss, damages, costs or expenses arising out of, or in connection with the Agreement, or any transaction contemplated thereby, or otherwise has any action or claim against any of the respective DAF Fund Classes arising out of or in connection with the Other Agreements or any transaction contemplated thereby, the Bank will not have any right of recourse to the assets of and hereby irrevocably and unconditionally waives any cause or action or claim which it may otherwise have against the Fund or any of the other DAF Fund
Classes not specifically a party to the Other Agreements which is the subject of the action or claim. Subject to the provisions of the last paragraph to this
Section, the Bank agrees to treat transactions under this Agreement on behalf of any of the respective DAF Fund Classes as transactions entered into on behalf of the DAF Fund Classes and acknowledges that the assets of the other DAF Fund
Classes do not guarantee or collateralize the obligations of the other DAF Fund
Classes.

         (b) Subject to the provisions of the last paragraph to this Section, the Bank hereby irrevocably and unconditionally waives any rights which it may otherwise have under the Agreement to appoint, or seek the appointment of, a receiver, examiner or liquidator that the DAF Fund Class or any subsidiary thereof not a party to the transaction which is the subject of such action or claim, or to any of their assets, or otherwise to petition or propose or support a resolution for the appointment of a receiver, examiner or liquidator for the
DAF Fund Classes or any such subsidiary not a party to the transaction which is the subject of such action or claim, or any of their assets.

         (c) Notwithstanding anything set forth in this Section, the Bank shall not waive any rights against the Fund, the DAF Fund Classes, or any of their subsidiaries in the case of fraud, willful misconduct, sham or any similar action or inaction by the Fund or any DAF Fund Class, including any of their subsidiaries, affiliates, or any investment managers.

         (d) Notwithstanding anything to the contrary, the parties hereby agree that the FFTW Global Credit Fund SPC on behalf of its Class A Segregated
Portfolio's (or any other segregated classes it may establish in the future)
liability under this agreement shall be limited to the net assets of the Class A
Segregated Portfolio (or such other segregated portfolios which may established in the future) and the Bank shall have no other recourse against the FFTW Global
Credit Fund or its assets.

                                       4

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first written above.

                                EACH ENTITY LISTED ON APPENDIX A HERETO
                                By Fischer Francis Trees & Watts, Inc., as agent

                                By: /s/ Stephen P. Casper
                                    -----------------------------------------
                                    Name: Stephen P. Casper
                                    Title: Chief Executive Officer

                                INVESTORS BANK & TRUST COMPANY

                                By: /s/ Andrew M. Nesvet
                                    -----------------------------------------
                                    Name: Andrew M. Nesvey
                                    Title: Managing Director

                                        5

                                   Appendices
                                   ----------

         Appendix A....................................... Funds

         Appendix B....................................... Services

         Appendix C....................................... Fees

                                   APPENDIX A

FUNDS
-----

FFTW FUNDS, INC.
----------------

U.S. SHORT-TERM PORTFOLIO
LIMITED DURATION PORTFOLIO
MORTGAGE-BACKED PORTFOLIO
WORLDWIDE PORTFOLIO
WORLDWIDE CORE PORTFOLIO
INTERNATIONAL PORTFOLIO
EMERGING MARKETS PORTFOLIO
U.S. INFLATION-INDEXED PORTFOLIO
GLOBAL INFLATION-INDEXED HEDGED PORTFOLIO

FFTW DIVERSIFIED ALPHA FUND LTD.
--------------------------------

CLASS A SHARES (SUB-CLASS U.S. DOLLAR, SUB-CLASS EURO AND SUB-CLASS YEN - EACH
WITH SERIES I AND SERIES II)

CLASS M SHARES (SUB-CLASS U.S. DOLLAR AND SUB-CLASS EURO)

CLASS Z SHARES (SUB-CLASS U.S. DOLLAR AND SUB-CLASS EURO - EACH WITH SERIES I
AND SERIES II)

FFTW GLOBAL CREDIT FUND SPC ON BEHALF OF ITS CLASS A SEGREGATED PORTFOLIOS
--------------------------------------------------------------------------

CLASS A SHARES (SUB-CLASS U.S. DOLLAR, SUB-CLASS EURO AND SUB-CLASS YEN)

DATE:  JULY 1, 2004

APPENDIX C

        -----------------------------------------------------------------
                  NAME OF ENTITY                    PAYMENT DATE
        -----------------------------------------------------------------
        FFTW Funds, Inc.                    Last business day of the
                                            month, in arrears
        -----------------------------------------------------------------
        FFTW Diversified Alpha Fund Ltd.    Last business day of the
                                            month, in arrears
        -----------------------------------------------------------------
        FFTW Global Credit Fund SPC         Last business day of the
                                            month, in arrears
        -----------------------------------------------------------------